Exhibit 4.2

PricewaterhouseCoopers LLP
Chartered Accountants
111 5th Avenue SW, Suite 3100
Calgary, Alberta
Canada T2P 5L3
Telephone +1 (403) 509 7500
Facsimile +1 (403) 781 1825

To:	The Trustee of APF Energy Trust
The Board of Directors of APF Energy Inc.

Dear Sirs:

APF Energy Trust

We refer to the Registration Statement on Form F-8 of APF Energy Trust dated April 26, 2004 (the “Registration Statement”).

We consent to the incorporation by reference in the above-mentioned Registration Statement of our report dated February 20, 2004 to the Unitholders of APF Energy Trust on the following financial statements:

•	Consolidated balance sheets as at December 31, 2003 and 2002;

•	Consolidated statements of operations and accumulated earnings and cash flows for the years ended December 31, 2003 and 2002.

/s/ PricewaterhouseCoopers LLP

Dated: April 26, 2004	Chartered Accountants
Calgary, Alberta
Canada

PricewaterhouseCoopers refers to the Canadian firm of PricewaterhouseCoopers LLP and the other member firms of PricewaterhouseCoopers International Limited, each of which is a separate and independent legal entity.